Infinity Property and Casualty Corporation Reports Results for the Second Quarter of 2017

Birmingham, Alabama – August 3, 2017 – Infinity Property and Casualty Corporation (NASDAQ: IPCC) today reported results for the three and six months ended June 30, 2017:

	Three months ended June 30,				Six months ended June 30,
(in millions, except per share amounts and ratios)	2017	2016	Change		2017	2016	Change

Gross written premium (1)	$323.8	$337.0	(3.9%)		$694.5	$712.9	(2.6%)
Revenues	$376.9	$375.1	0.5%		$754.7	$745.2	1.3%

Net earnings	$5.0	$11.0	(54.2%)		$15.7	$18.7	(16.2%)
Net earnings per diluted share	$0.46	$0.99	(53.5%)		$1.41	$1.68	(16.1%)

Operating earnings (1)	$3.8	$11.1	(65.7%)		$14.1	$18.7	(24.6%)
Operating earnings per diluted share (1)	$0.34	$1.00	(66.0%)		$1.27	$1.69	(24.9%)

Underwriting income (1)	$1.7	$13.4	(87.0%)		$13.5	$21.2	(36.7%)
Calendar year combined ratio (2)	99.5%	96.1%	3.4	pts	98.0%	96.9%	1.1	pts

Return on equity (3)	2.8%	6.3%	(3.5	) pts	4.4%	5.4%	(1.0	) pt
Operating earnings return on equity (1) (3)	2.2%	6.4%	(4.2	) pts	4.0%	5.4%	(1.4	) pts

Book value per share					$64.48	$63.54	1.5%
Debt to total capital					27.9%	28.1%	(0.2	) pt
Debt to tangible capital (1)					30.2%	30.5%	(0.3	) pt

Notes:
(1)	Measures used in this release that are not based on generally accepted accounting principles (“non-GAAP”) are defined at the end of this release and reconciled to the most comparable GAAP measure.
(2)
Premium returned to California policyholders resulted in premium adjustments to written and earned premium of $18.3 million and $12.4 million, respectively, for the three months ended June 30, 2017, and $22.1 million and $16.2 million, respectively, for the six months ended June 30, 2017. Refer to Note 9 - Commitments and Contingencies of the Form 10-Q for the quarter ended June 30, 2017 for a discussion of the premium adjustments.

(3)	Annualized

Columns throughout may not foot due to rounding.

Net earnings per diluted share decreased 53.5% and 16.1%, respectively, during the second quarter and first six months of 2017 compared with the same periods of 2016 primarily due to the premium adjustments detailed in Note (2) above. The calendar year combined ratio was 99.5% and 98.0% for the three and six months ended June 30, 2017 compared to 96.1% and 96.9% for the same periods last year. Excluding the premium adjustments, the combined ratio was 95.8% and 95.7% for the second quarter and first six months of 2017.
Gross written premiums were down 3.9% and 2.6%, respectively, during the second quarter and first six months of 2017 compared with the same period of 2016. Excluding the premium adjustments, gross written premiums increased 1.5% during the quarter and 0.5% during the first six months of 2017 driven by growth in Texas, Arizona and Commercial Auto, partially offset by reductions in new business in Florida and renewal business in California. Growth during the first six months in Texas and Arizona was primarily due to new business growth and higher average premium.

The gross written premium growth during the second quarter and first six months of 2017 in our Commercial Auto product was primarily due to renewal policy growth and higher average premium.
As announced on May 4, 2017, Glen Godwin succeeded James Gober as the Company's CEO effective August 1, 2017. Mr. Godwin, commented, “I am excited and honored to lead Infinity. I am a vocal proponent of our current strategy which clearly establishes our vision to be a leading provider of personal and commercial auto insurance products to urban and Hispanic markets. My feeling of confidence in the company's future is bolstered by the team we have in place that is executing every day in delivering value to our shareholders while admirably serving our agents and policyholders."
Mr. Godwin added, "We are pleased with the progress in our underlying business after considering the premium adjustments. Growth in Texas and Commercial Auto will help diversify our footprint. Our profitability is improving, compared to the first six months of 2016, but we have more work to do in California and Florida to achieve our targeted combined ratios."

2017 Guidance
The Company's guidance assumes an accident year combined ratio, excluding development on prior accident loss and loss adjustment expense reserves, between 96.0% and 98.0%. This range excludes the estimated full year impact from the premium adjustments of about 1.5 points.

Forward-Looking Statements
This press release contains certain “forward-looking statements” which anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements in this report not dealing with historical results or current facts are forward-looking and are based on estimates, assumptions and projections. Statements which include the words “assumes,” “believes,” “seeks,” “expects,” “may,” “should,” “intends,” “likely,” “targets,” “plans,” “anticipates,” “estimates” or the negative version of those words and similar statements of a future or forward-looking nature identify forward-looking statements.
The primary events or circumstances that could cause actual results to differ materially from what we expect include determinations with respect to reserve adequacy, realized gains or losses on the investment portfolio (including other-than-temporary impairments for credit losses), loss cost trends and competitive conditions in our focus states. Infinity undertakes no obligation to publicly update or revise any of the forward-looking statements. For a more detailed discussion of some of the foregoing risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see Infinity’s filings with the Securities and Exchange Commission.
Conference Call
Infinity will conduct a conference call and webcast to discuss second quarter 2017 results at 11:00 a.m. (ET) today, August 3, 2017. The webcast can be accessed on the Company's Investor Relations website at http://ir.infinityauto.com. The conference call will be available by dialing 1-877-508-9611. For those unable to attend the live event, a replay of the webcast will be posted on the website shortly after the event ends.

Infinity Property and Casualty Corporation
Statements of Earnings
(in millions, except EPS and dividends)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
	(unaudited)		(unaudited)
Revenues:
Earned premium	$339.1	$340.7	$680.5	$676.9
Installment and other fee income	26.5	25.4	53.4	50.9
Net investment income	9.0	8.9	17.7	17.0
Net realized gains (losses) on investments (1)	1.9	(0.2)	2.4	(0.0)
Other income	0.4	0.2	0.7	0.5
Total revenues	376.9	375.1	754.7	745.2

Costs and Expenses:
Losses and loss adjustment expenses (2)	273.6	263.5	544.3	528.8
Commissions and other underwriting expenses	90.2	89.2	176.2	177.8
Interest expense	3.5	3.5	7.0	7.0
Corporate general and administrative expenses	2.4	2.1	4.7	3.8
Other expenses	0.5	0.8	0.8	1.1
Total costs and expenses	370.3	359.0	733.0	718.4

Earnings before income taxes	6.6	16.0	21.6	26.8
Provision for income taxes	1.5	5.0	5.9	8.1
Net Earnings	$5.0	$11.0	$15.7	$18.7

Net Earnings per Common Share:
Basic	$0.46	$1.00	$1.43	$1.70
Diluted	$0.46	$0.99	$1.41	$1.68

Average Number of Common Shares:
Basic	11.0	11.0	11.0	11.0
Diluted	11.1	11.1	11.1	11.1

Cash Dividends per Common Share	$0.58	$0.52	$1.16	$1.04

Notes:
(1)	Net realized gains on sales	$1.9	$0.0	$2.4	$0.3
	Total other-than-temporary impairment (OTTI) losses	—	(0.2)	(0.0)	(0.3)
	Non-credit portion in other comprehensive income	—	—	0.0	—
	Net impairment losses recognized in earnings	—	(0.2)	(0.0)	(0.3)
	Total net realized gains (losses) on investments	$1.9	($0.2)	$2.4	$0.0

(2)
Losses and loss adjustment expenses for the three and six months ended June 30, 2017, include $6.7 million and $13.1 million of favorable development on prior accident year loss and loss adjustment expense reserves, respectively, compared with $12.2 million and $18.1 million of favorable development for the three and six months ended June 30, 2016, respectively.

Infinity Property and Casualty Corporation
Balance Sheets
(in millions, except book value per share)

	June 30,	March 31,	December 31,
	2017	2017	2016
	(unaudited)	(unaudited)	(audited)
Assets
Investments:
Fixed maturities, at fair value	$1,439.0	$1,425.6	$1,390.2
Equity securities, at fair value	95.5	97.0	90.6
Short-term investments, at fair value	0.4	0.5	2.9
Total investments	1,535.0	1,523.1	1,483.7
Cash and cash equivalents	87.6	69.4	92.8
Accrued investment income	13.5	12.2	12.5
Agents’ balances and premium receivable	498.1	512.3	495.2
Property and equipment (net of depreciation)	87.5	92.9	96.2
Prepaid reinsurance premium	3.2	3.1	3.4
Recoverable from reinsurers	17.9	16.6	17.3
Deferred policy acquisition costs	90.4	94.1	91.1
Current and deferred income taxes	22.5	16.8	21.6
Receivable for securities sold	—	5.2	0.8
Other assets	20.5	18.4	12.8
Goodwill	75.3	75.3	75.3
Total assets	$2,451.4	$2,439.3	$2,402.6

Liabilities and Shareholders’ Equity
Liabilities:
Unpaid losses and loss adjustment expenses	$701.1	$678.9	$685.5
Unearned premium	623.5	641.3	614.3
Long-term debt	273.7	273.6	273.6
Commissions payable	13.8	14.5	16.2
Payable for securities purchased	14.5	14.7	13.9
Other liabilities	112.6	107.0	99.9
Total liabilities	1,739.3	1,730.1	1,703.4

Shareholders’ Equity:
Common stock	21.9	21.8	21.8
Additional paid-in capital	381.5	380.2	378.7
Retained earnings (1)	780.6	781.9	777.7
Accumulated other comprehensive income, net of tax	19.2	14.5	7.9
Treasury stock, at cost (2)	(490.9)	(489.3)	(487.0)
Total shareholders’ equity	712.1	709.2	699.2
Total liabilities and shareholders’ equity	$2,451.4	$2,439.3	$2,402.6

Shares outstanding	11.0	11.1	11.0
Book value per share	$64.48	$64.16	$63.31

Notes:
(1)
The change in retained earnings from March 31, 2017 is primarily as a result of net income of $5.0 million less shareholder dividends of $6.4 million. The change in retained earnings from December 31, 2016 is primarily as a result of net income of $15.7 million less shareholder dividends of $12.8 million.

(2)
Infinity repurchased 17,401 common shares during the second quarter of 2017 at an average price paid per share, excluding commissions, of $94.52. Infinity repurchased 26,157 common shares during the first six months of 2017 at an average price paid per share, excluding commissions, of $92.86.

Infinity Property and Casualty Corporation
Statements of Cash Flows
(in millions)

	Three months ended June 30,
	2017	2016
	(unaudited)	(unaudited)
Operating Activities:
Net earnings	$5.0	$11.0
Adjustments:
Depreciation	4.1	3.4
Amortization	5.7	5.0
Net realized (gains) losses on investments	(1.9)	0.2
(Gain) loss on disposal of property and equipment	(0.0)	0.4
Share-based compensation expense	1.2	0.0
Excess tax benefits from share-based payment arrangements	—	0.2
Activity related to rabbi trust	0.1	0.0
Change in accrued investment income	(1.2)	(0.3)
Change in agents’ balances and premium receivable	14.2	6.0
Change in reinsurance receivables	(1.3)	1.7
Change in deferred policy acquisition costs	3.7	1.4
Change in other assets	(8.8)	6.4
Change in unpaid losses and loss adjustment expenses	22.2	(7.3)
Change in unearned premium	(17.8)	(7.1)
Change in other liabilities	5.0	0.3
Net cash provided by operating activities	30.1	21.4
Investing Activities:
Purchases of fixed maturities	(155.0)	(103.6)
Purchases of short-term investments	(0.4)	(5.1)
Purchases of property and equipment	(0.7)	(10.4)
Maturities and redemptions of fixed maturities	65.2	36.8
Maturities and redemptions of short-term investments	0.5	—
Proceeds from sale of fixed maturities	81.5	99.2
Proceeds from sale of equity securities	5.0	—
Proceeds from sale of short-term investments	—	1.1
Proceeds from sale of property and equipment	0.0	0.0
Net cash (used in) provided by investing activities	(4.0)	17.9
Financing Activities:
Proceeds from stock options exercised and employee stock purchases	0.1	0.1
Principal payments under capital lease obligations	(0.1)	(0.1)
Acquisition of treasury stock	(1.5)	(1.1)
Dividends paid to shareholders	(6.4)	(5.8)
Net cash used in financing activities	(7.9)	(6.9)
Net increase in cash and cash equivalents	18.2	32.4
Cash and cash equivalents at beginning of period	69.4	43.6
Cash and cash equivalents at end of period	$87.6	$76.0

	Six months ended June 30,
	2017	2016
	(unaudited)	(unaudited)
Operating Activities:
Net earnings	$15.7	$18.7
Adjustments:
Depreciation	8.3	6.5
Amortization	11.0	10.8
Net realized (gains) losses on investments	(2.4)	0.0
(Gain) loss on disposal of property and equipment	(0.0)	0.4
Share-based compensation expense	2.6	0.4
Excess tax benefits from share-based payment arrangements	—	0.2
Activity related to rabbi trust	0.1	0.1
Change in accrued investment income	(1.0)	0.5
Change in agents’ balances and premium receivable	(2.9)	(25.0)
Change in reinsurance receivables	(0.4)	(2.1)
Change in deferred policy acquisition costs	0.7	(2.7)
Change in other assets	(13.2)	3.3
Change in unpaid losses and loss adjustment expenses	15.6	(3.8)
Change in unearned premium	9.1	28.7
Change in other liabilities	10.3	(3.7)
Net cash provided by operating activities	53.7	32.4
Investing Activities:
Purchases of and additional investments in:
Purchases of fixed maturities	(275.8)	(261.5)
Purchases of equity securities	(1.9)	—
Purchases of short-term investments	(0.4)	(5.1)
Purchases of property and equipment	(1.6)	(15.4)
Maturities and redemptions of fixed maturities	108.5	76.1
Maturities and redemptions of short-term investments	0.5	—
Proceeds from sale of fixed maturities	119.2	203.1
Proceeds from sale of equity securities	7.0	—
Proceeds from sale of short-term investments	2.4	5.7
Proceeds from sale of property and equipment	0.0	0.0
Net cash (used in) provided by investing activities	(42.2)	2.9
Financing Activities:
Proceeds from stock options exercised and employee stock purchases	0.1	0.1
Principal payments under capital lease obligations	(0.3)	(0.2)
Acquisition of treasury stock	(3.7)	(10.1)
Dividends paid to shareholders	(12.8)	(11.5)
Net cash used in financing activities	(16.7)	(21.8)
Net (decrease) increase in cash and cash equivalents	(5.2)	13.5
Cash and cash equivalents at beginning of period	92.8	62.5
Cash and cash equivalents at end of period	$87.6	$76.0

Definitions of Non-GAAP Financial and Operating Measures
Operating earnings is defined as net earnings, before realized gains and losses on investments, after tax. Management uses operating earnings as a measure to evaluate the insurance business. The Company believes that operating earnings provides investors a valuable measure of the performance without being obscured by the net effect of realized capital gains and losses, which can be volatile on a quarterly basis. Net earnings is the most comparable GAAP measure.
Underwriting income measures the insurer’s profit on insurance sales after all losses and expenses have been paid and is calculated by deducting losses and loss adjustment expenses and commissions and other underwriting expenses from earned premium. Management uses underwriting income to measure the success of its pricing and underwriting strategies. It is useful for investors to evaluate the components of our profitability separately from investments. Net earnings is the most comparable GAAP measure.
Below is a schedule that reconciles operating earnings and underwriting income to net earnings:

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
(in millions, except EPS)

Net earnings	$5.0	$11.0	$15.7	$18.7

Less:
Realized gains (losses) on investments, pre-tax	1.9	(0.2)	2.4	(0.0)
Provision for income taxes	(0.7)	0.1	(0.8)	0.0
Realized gains (losses) on investments, net of tax	1.2	(0.1)	1.6	(0.0)

Operating earnings, after-tax	3.8	11.1	14.1	18.7
Less: Provision for income taxes	(0.9)	(5.1)	(5.1)	(8.1)
Pre-tax operating earnings	4.7	16.2	19.2	26.8

Less:
Net investment income	9.0	8.9	17.7	17.0
Other income	0.4	0.2	0.7	0.5
Interest expense	(3.5)	(3.5)	(7.0)	(7.0)
Corporate general and administrative expenses	(2.4)	(2.1)	(4.7)	(3.8)
Other expenses	(0.5)	(0.8)	(0.8)	(1.1)
Underwriting income	1.7	13.4	13.5	21.2

Net earnings per diluted share	$0.46	$0.99	$1.41	$1.68
Less: Realized gains (losses) on investments, net of tax	0.12	(0.01)	0.14	(0.01)
Operating earnings per diluted share	$0.34	$1.00	$1.27	$1.69

Gross written premium is the amount of premium charged for policies issued during a fiscal period (including assumed premium). Management uses gross written premium as a measure of production levels. Earned premium is the most comparable GAAP measure.
Below is a schedule that reconciles gross written premium to earned premium:

	Three months ended June 30,		Six months ended June 30,
(in millions)	2017	2016	2017	2016

Earned premium	$339.1	$340.7	$680.5	$676.9
Less: Change in unearned premium	15.3	3.7	(11.4)	(31.8)
Net written premium	323.8	337.0	691.9	708.7
Less: Ceded reinsurance	0.0	0.1	(2.6)	(4.2)
Gross written premium	$323.8	$337.0	$694.5	$712.9
Tangible capital is defined as total capital (face value of long-term debt plus total shareholders’ equity) less intangible assets. Infinity reports this non-GAAP measure because it is a measure often used by management, debt-holders and rating agencies when evaluating financial leverage. Total capital is the most comparable GAAP measure.
Below is a schedule that reconciles tangible capital to total capital:

(in millions)	June 30, 2017	June 30, 2016

Total capital	$987.1	$978.1
Less: Goodwill	75.3	$75.3
Tangible capital	$911.8	$902.8

Impact of Premium Adjustments
Below is a schedule showing the impact on the combined ratio as a result of the premium adjustments in California:

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Calendar Year Combined Ratio	99.5%	96.1%	98.0%	96.9%
Less: Impact of Premium Adjustments	3.7%	—%	2.3%	—%
Calendar Year Combined Ratio (excluding premium adjustments)	95.8%	96.1%	95.7%	96.9%

Infinity also makes available an investor supplement on its website. To access the supplemental financial information, go to http://ir.infinityauto.com and click on “Annual & Quarterly Reports.”

About Infinity
Infinity Property and Casualty Corporation (NASDAQ: IPCC) is a national provider of automobile insurance with a concentration on nonstandard auto insurance. Its products are offered through a network of approximately 10,800 independent agencies and brokers. For more information about Infinity, please visit http://www.infinityauto.com.
Source:     Infinity Property and Casualty Corporation
2201 4th Avenue North
Birmingham, AL 35203

Contact: Jamie Whatley
Director, Corporate Accounting
(205) 803-8346
james.whatley@ipacc.com